The Andersons, Inc. Announces Formation of ELEMENT, LLC in Partnership with ICM, Inc. 1 March 7, 2018

2 Certain information discussed today constitutes forward-looking statements. Actual results could differ materially from those presented in the forward looking statements as a result of many factors including general economic conditions, weather, competitive conditions in the Company’s industries, both in the U.S. and internationally, and additional factors that are described in the Company’s publicly-filed documents, including its ’34 Act filings and the prospectuses prepared in connection with the Company’s offerings. Forward Looking Statements

3 Speakers Pat Bowe President and Chief Executive Officer Mike Irmen President, Ethanol Group John Kraus Director, Investor Relations

The Andersons and ICM Form ELEMENT, LLC The Andersons and ICM Have a Long History and Are a Formidable Team 4

About ICM • Founded in 1995; headquartered in Colwich, Kansas; privately-held company with over 350 employees • Focused on innovation, integration and optimization to advance the ethanol industry. • Two-thirds of North American production and 30% of worldwide fuel ethanol production utilizes ICM technology • 108 ethanol plants have been designed and/or built globally and 18 U.S. plants have been retrofitted with ICM technology • ICM technology helps produce over 8 billion gallons of ethanol, 25 million tons of dried distillers grains, and 1.5 billion pounds of distillers corn oil utilizing over 2.8 billion bushels of corn worldwide ICM is an Ethanol Industry Technology Leader 5

Near- and Long-term Goals Near-term | 1 to 2 Years • Lower controllable costs by $0.01/gallon • Add high-protein DDGs production at 1-2 plants • Increase gallons under management from ~475M to 550M+ Long-term | 3 to 5 Years • Produce cellulosic ethanol from corn kernel fiber • Add high-protein DDGs production at all plants • Increase gallons under management to 660M+ ELEMENTTM Helps Achieve Several Strategic Objectives 6

Project Summary ELEMENTTM Will Produce Substantially Better Returns per Gallon • 70 million gallons per year ethanol capacity • $175 million joint investment • The Andersons will provide grain origination; ethanol, RIN and carbon credit marketing; and risk management and other support services • ICM will provide plant construction, engineering, operations and management services • Significantly enhanced margins ($0.10 to $0.25 per gallon) 7

ICM’s technologies enable the following innovations within ELEMENTTM: • Improved ethanol and corn oil production and yield • Production of low carbon intensity ethanol, generating carbon credits • Production of cellulosic ethanol, generating cellulosic RINs • Production of higher value feed products • Significant energy usage reduction in both natural gas and electricity Technology Innovations 8

Next Steps and Timeline 9 • Initial funding is complete • Construction began earlier this week • Initial production is anticipated to commence in Q2 2019 • Facility is expected to be fully operational by December 2019 ELEMENT™ site in Colwich, Kansas, March 2018

ELEMENT’s Key Advantages World-leading corn ethanol and distillers corn oil production per bushel from a dry mill plant Products will include several new value added feed products Ethanol gallons will have among the lowest carbon intensity scores in the U.S. Ethanol gallons will be greener due to use of waste wood as a power source 1 5 3 2 Largest single source of cellulosic ethanol from corn kernel fiber 4 10

Q & A 11

Thank you for joining us. Our next earnings call is scheduled for Tuesday, May 8 at 11:00 a.m. 12

Appendix Market Data 13

Market Data - Supportive Trends Secular Trends Impact Global Biofuels Demand • Domestic demand via higher blends continues to grow • Exports should continue to increase • Clean air emissions continue to support increased world demand for ethanol Policy/Regulations • Renewable Fuel Standard 2 will survive in its current form and substance • EPA will continue to enforce required blending after 2022 • Greenhouse gas regulations will continue to grow at the state/regional level Ethanol is an Economic Source of Octane • U.S. corn-based ethanol will continue to be the lowest cost fuel molecule • Ethanol is the cheapest and greenest octane enhancing agent for current and future engine technology 14

California Ethanol Market Snapshot • California annual ethanol demand is 1.5 billion gallons (approximately 10% of total U.S. demand) • Element’s non-cellulosic gallons will have a lower Carbon Intensity (CI) score than Brazil sugarcane after considering transportation − May offset some South American imports into California (~150 MGY on average) − Element’s cellulosic gallons will have one of the best Carbon Intensity scores available • California gasoline demand is forecast to decrease by 12.5% through 2025 • However, California ethanol demand is forecast to remain relatively flat through 2025 based on a forecasted increase in higher ethanol blended fuels 15

California Low Carbon Fuel Standard As Carbon Reduction Percentage Increases, Low Carbon Fuels Such As ELEMENT’s Will Become Even More Valuable Year Percent Reduction Year Percent Reduction 2010 Reporting Year 2011 0.25% 2021 10.0% 2012 0.5% 2022 10.0% 2013 1.0% 2023 11.0% 2014 1.0% 2024 12.0% 2015 1.0% 2025 13.0% 2016 2.0% 2026 14.0% 2017 3.5% 2027 15.0% 2018 5.0% 2028 16.0% 2019 7.5% 2029 17.0% 2020 10.0% 2030 18.0% 16